UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2009

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on March 27, 2009, Time Warner Inc., a Delaware corporation (the “Company” or “Time Warner”), implemented a reverse stock split that proportionately reduced the number of shares of Time Warner common stock outstanding or held in treasury based on a reverse stock split ratio of one-for-three (the “Reverse Stock Split”). As the Reverse Stock Split was effectuated subsequent to the filing on February 20, 2009 with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”), the Company has attached as Exhibit 99.1 to this Current Report on Form 8-K the relevant per share data for Time Warner reflecting the Reverse Stock Split (the “Per Share Data”). The Per Share Data should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the Company’s consolidated financial statements and notes thereto included in the Company’s 2008 Form 10-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Per Share Data for Time Warner Inc. reflecting Reverse Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ John K. Martin, Jr.
	Name:	John K. Martin, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Date: April 6, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Per Share Data for Time Warner Inc. reflecting Reverse Stock Split.